Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-251374, 333-262433, 333-263538, 333-264625, 333-270074, and 333-277676) of ContextLogic Inc. of our report dated March 4, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 12, 2025